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  As filed with the Securities and Exchange Commission on September 12, 2001
                                                      Registration No. 333-84795
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                            ______________________
                                 HOLOGIC, INC.

             (Exact name of registrant as specified in its charter)

                 Delaware                               04-2902449
   (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                   identification number)

                                35 Crosby Drive
                       Bedford, Massachusetts 01730-1401
                                (781) 999-7300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ______________________
                                 John W. Cumming
                      President and Chief Executive Officer
                                  Hologic, Inc.
                                 35 Crosby Drive
                        Bedford, Massachusetts 01730-1401
                                 (781) 999-7300
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ______________________
                                   Copies to:
                            Lawrence M. Levy, Esquire
                         Brown, Rudnick, Freed & Gesmer
                              One Financial Center
                           Boston, Massachusetts 02111
                               Tel: (617) 856-8200
                               Fax: (617) 856-8201
                            ______________________

    Approximate date of commencement of proposed sale to the public:
     Not Applicable.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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                                EXPLANATORY NOTE

          On August 19, 1999, the Registrant filed a Registration Statement on Form S-3 (File No. 333-84795) relating to an aggregate of 1,857,142 shares of the Common Stock, par value $.01 per share, consisting of 1,383,571 shares registered for SDI Investments Liquidating Trust and 473,571 registered shares for E. I. du Pont de Nemours and Company (the "Common Stock"). The Securities and Exchange Commission declared the Registration Statement effective on August 20, 1999 at 4:30 p.m.

          Pursuant to the terms of its agreement with the holders of the Common Stock, the Registrant is no longer required to keep the Registration Statement effective. Therefore, pursuant to an undertaking contained in Part II, Item 17 of the Registration Statement, the Registrant hereby withdraws from registration any of the Common Stock registered hereunder which remain unsold as of the date hereof.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933 and Rule 478 promulgated thereunder, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-84795 to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedford, Massachusetts, on September 11, 2001.



                                     HOLOGIC, INC.


                                     By: /s/ Glenn P. Muir
                                         ---------------------------------------
                                             Glenn P. Muir
                                             Executive Vice President, Finance
                                             and Administration,
                                             Treasurer, and Director

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